Exhibit 1

Highwoods Properties, Inc.

Common Stock, $.01 par value

UNDERWRITING AGREEMENT

August 7, 2013

August 7, 2013

WELLS FARGO SECURITIES, LLC
JEFFERIES LLC
As Representatives of the several Underwriters named in Schedule II hereto
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Jefferies LLC
520 Madison Avenue
New York, NY 10022

Ladies and Gentlemen:
Highwoods Properties, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), acting severally and not jointly, for whom you are acting as representatives (the “Representatives”), the number of shares of its Common Stock, $.01 par value, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its Common Stock, $.01 par value, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.
1.Representations and Warranties. Each of the Company and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
(a)Compliance with Registration Requirements. The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended, (the “Securities Act”), on Form S-3 (File No. 333-172134), in respect of securities of the Company and the Operating Partnership, including the Shares, not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Operating Partnership (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement (any such information that was omitted from such registration statement at the time it became effective but that was deemed to be a part and included in such registration statement pursuant to Rule 430B under the Securities Act is referred to as “430B Information”), each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; each preliminary prospectus used in connection with the offering of the Shares that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act is herein called, a “Preliminary Prospectus;” the final prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, each Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, each Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)
No order preventing or suspending the use of Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission.
At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and at the Closing Date, the Registration Statement complied and will comply as to form in all material respects to the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Each Preliminary Prospectus (including the Basic Prospectus or any amendment thereto) when so filed complied as to form in all material respects with the Securities Act Regulations. The Prospectus (including any amendment thereto) complied or will comply as to form when filed and at the Closing Date in all material respects with the Securities Act Regulations. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The Issuer General Use Free Writing Prospectus(es) (as defined below), if any, issued at or prior to such Applicable Time and each Preliminary Prospectus issued at or prior to the Applicable Time, as most recently amended or supplemented immediately prior to the Applicable Time and other information, each identified in Schedule I hereto (collectively, the “General Disclosure Package”), as of each Applicable Time and the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus (as defined below), if any, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time and the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus.
As used in this Agreement:
“Applicable Time” means 6:30 p.m. (New York City time) on August 7, 2013 or such other time as agreed in writing by the Company, the Operating Partnership and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” (as defined in Rule 433)), as evidenced by its being specified in Schedule III hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
(b)Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Prospectus, (i) at the time the Registration Statement became effective, (ii) at the time the Prospectus was issued and (iii) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)Well-Known Seasoned Issuer. (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act Regulations, each of the Company and the Operating Partnership was a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations; and (ii) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares, neither the Company nor the Operating Partnership was an “ineligible issuer” as defined in Rule 405 of the Securities Act Regulations.
(d)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(e)Authorization of Issuance. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non‑assessable, and the issuance of such Shares will not be subject to preemptive or other similar rights of any securityholder of the Company.
(f)No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (iii) except for regular quarterly dividends on the Common Stock, the Company's preferred stock or the Operating Partnership's units in amounts per share or unit that are consistent with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class of capital stock or partnership interests.
(g)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations.
(h)Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the Operating Partnership, at the dates indicated and the statement of operations, equity, capital and cash flows of the Company and the Operating Partnership, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The ratios of earnings to fixed charges (actual and, if any, pro forma) included in the General Disclosure Package and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission's rules and guidelines applicable thereto.
(i)Real Estate Investment Trust. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and the Company's present and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code.
(j)Incorporation and Good Standing of the Company, the Operating Partnership and their Respective Subsidiaries. Each of the Company, the Operating Partnership and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and, in the case of the Company and the Operating Partnership, to enter into and perform its obligations under this Agreement. Each of the Company, the Operating Partnership and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor the Operating Partnership owns or controls, directly or indirectly, any corporation, association or other entity that would be deemed a “Significant Subsidiary” (as such term is defined in Rule 405 under the Securities Act) other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company and the Operating Partnership for the most recently ended fiscal year and other than those Significant Subsidiaries, if any, formed since the last day of the most recently ended fiscal year.

(k)Ownership of Subsidiaries. All of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and such capital stock owned by the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (“Liens”), except as disclosed in the General Disclosure Package and the Prospectus.
(l)Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. To the best of the Company's knowledge, the Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement, enforceable against such parties in accordance with its terms.
(m)Conformity of Capital Stock to Description. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the General Disclosure Package and the Prospectus.
(n)Capitalization. All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens, except as disclosed in the General Disclosure Package and the Prospectus. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with federal and state securities laws; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company and the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(o)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Operating Partnership, nor any of their subsidiaries is in violation of its partnership agreement, charter, bylaws, or limited liability company agreement or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company's and the Operating Partnership's execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares, and consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus (i) have been duly authorized by all necessary partnership or corporate action, as applicable, and will not result in any violation of the provisions of the partnership agreement, charter, bylaws or limited liability company agreement of the Company, the Operating Partnership or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, statute, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any subsidiary. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, or any of their subsidiaries.
(p)No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and the Operating Partnership's knowledge, threatened (i) against or affecting the Company, the Operating Partnership, or any of their subsidiaries or which has as the subject thereof any property owned or leased by, the Company, the Operating Partnership, or any of their subsidiaries that, if determined adversely to the Company, the Operating Partnership, or such subsidiary, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. No material labor dispute with the employees of the Company, the Operating Partnership or any of their subsidiaries exists or, to the best of the knowledge of the Company and the Operating Partnership, is threatened or imminent.
(q)Intellectual Property Rights. The Company, the Operating Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, domain names, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company, the Operating Partnership nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
(r)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution and delivery by the Company and the Operating Partnership of this Agreement or the performance by the Company or the Operating Partnership of their obligations under this Agreement in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus except (i) such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations or state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside of the United States in which the Shares are offered or (iii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(s)All Necessary Permits, etc. The Company, the Operating Partnership and each of their subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for those for which the failure to obtain would not result in a Material Adverse Effect. None of the Company, the Operating Partnership, nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(t)Title to Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, each of the Company, the Operating Partnership and their subsidiaries has good and marketable fee simple title to or valid and enforceable leasehold title in all the properties and assets that are reflected as owned in the financial statements referred to in Section 1(h) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, claims and other defects that would not have a Material Adverse Effect.
(u)Mortgages, Deeds of Trust and Ground Leases. The mortgages and deeds of trust encumbering the properties and assets described in the General Disclosure Package and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of their subsidiaries, nor does the Company, the Operating Partnership or any of their subsidiaries hold a participating interest therein, (ii) except as set forth in the General Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of their subsidiaries. Except as would not cause a Material Adverse Effect, all ground leases affecting any of the properties, development projects or development land owned by the Company, the Operating Partnership or any of their subsidiaries are in full force and effect, and none of the Company, the Operating Partnership or any of their subsidiaries is in default under any such ground lease and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such ground leases.
(v)Tax Law Compliance. Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect.
(w)Not an “Investment Company”. The Company and the Operating Partnership have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Company, the Operating Partnership or any of their subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.
(x)Insurance. Each of the Company, the Operating Partnership and their subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(y)Title Insurance. Each of the Company, the Operating Partnership and each of their subsidiaries has title insurance or binding commitments for title insurance on all material properties and assets owned by them in an amount at least equal to the greater of (i) the cost of acquisition of such property or assets and (ii) the cost of construction of the improvements located on such properties.
(z)No Price Stabilization or Manipulation. Neither the Company, the Operating Partnership nor any of their affiliates have taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.
(aa)No Registration Rights. There are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to include any securities of the Company or the Operating Partnership with the securities registered pursuant to the Registration Statement, other than as disclosed in the General Disclosure Package and the Prospectus.
(bb)    Compliance with Sarbanes-Oxley. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company, the Operating Partnership and their subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(cc)    Accounting System. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company, the Operating Partnership and their subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes Oxley Act and is designed to provide reasonable assurances that: (i)

transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(dd)    Disclosure Controls and Procedures. Each of the Company and the Operating Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Operating Partnership and their subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company, the Operating Partnership or any of their subsidiaries. The auditors of the Company and the Operating Partnership and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Company and the Operating Partnership to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Company and the Operating Partnership. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ee)    Compliance with Environmental Laws. Except as otherwise disclosed in the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company, the Operating Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Operating Partnership or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Operating Partnership or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Operating Partnership or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Operating Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Operating Partnership or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the Company and the Operating Partnership, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Operating Partnership or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership or any of their subsidiaries has retained or assumed either contractually or by operation of law.
(ff)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company and the Operating Partnership conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnership and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and the Operating Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
(gg)    ERISA Compliance. The Company, the Operating Partnership and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, the Operating Partnership, their subsidiaries, or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Operating Partnership or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company, the Operating Partnership or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Operating Partnership, their subsidiaries, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(hh)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company's and the Operating Partnership's knowledge, threatened against the Company, the Operating Partnership or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company's and the Operating Partnership's knowledge, threatened, against the Company, the Operating Partnership or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company's and the Operating Partnership's knowledge, threatened against the Company, the Operating Partnership or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Company, the Operating Partnership or any of their subsidiaries and, to the best of the Company's and the Operating Partnership's knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(ii)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership, on the one hand, and any director, officer, member, stockholder, partner, customer, or supplier of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership, on the other hand, which is required to be disclosed pursuant to Item 404 of Regulation S-K which is not so disclosed in the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership to or for the benefit of any of the officers or directors of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership, or any of their respective family members.
(jj)    Unlawful Payments. Neither the Company, the Operating Partnership nor any of their subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company's or the Operating Partnership's knowledge, any agent or representative of the Company, the Operating Partnership or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Operating Partnership and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(kk)    Anti-Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(ll)    OFAC, etc.    (i) Neither the Company, the Operating Partnership nor any of their subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria).
(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii) Each of the Company and the Operating Partnership represents and covenants that for the past 5 years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(mm)    Deemed Representation. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.
(nn)    No Commissions. Neither the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.
(oo)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate, and, to the extent necessary, the Company has obtained the written consent to the use of such data from such sources.
2.Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such exercise notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
3.Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.
4.Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date as may be agreed by the Company and you. The time and date of such payment (through the facilities of the Depository Trust Company) are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company on the date specified in the corresponding exercise notice described in Section 2 or at such other time on the same or on such other date as may be agreed by the Company and you.
The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
5.Conditions to the Underwriters' Obligations. The several obligations of the Underwriters hereunder shall be subject to the condition that all representations and warranties and other statements of the Company and the Operating Partnership herein or in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof are as of the date hereof, as of the Applicable Time and as of the Closing Date, true and correct, and the condition that the Company and the Operating Partnership shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration

Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
(b)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Operating Partnership or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and
(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company, the Operating Partnership or any of their subsidiaries, considered as one enterprise, from that set forth in the General Disclosure Package as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.
(c)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(ii) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
(d)The Underwriters shall have received on the Closing Date a written opinion or opinions of Jeffrey Miller, Esq., general counsel of the Company, and Hunton & Williams LLP, counsel for the Company and the Operating Partnership, each dated as of the Closing Date, substantially in the forms set forth in Exhibit B and Exhibit C, respectively, hereto and in form and substance satisfactory to the Representatives.
(e)The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
(f)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date that is 3 business days prior to the Closing Date.
(g)The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
(h)The Senior Vice President and Chief Financial Officer of the Company shall have furnished to the Underwriters, on the date hereof and on the Closing Date, a letter dated as of the date hereof and as of the Closing Date, in the form previously provided by the Underwriters, that such officer or his staff have performed specified procedures as a result of which such officer has determined that certain information of an accounting, financial or statistical nature set forth or incorporated by reference in the General Disclosure Package and the Prospectus is true and correct and agrees with the accounting records of the Company and the Operating Partnership.
(i)At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Operating Partnership in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
6.Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company and the Operating Partnership, subject to Section 6(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company and the Operating Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)Filing of Amendments and Exchange Act Documents. The Company and the Operating Partnership will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company and the Operating Partnership will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company and the Operating Partnership have given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the execution of this Agreement; the Company and the Operating Partnership will give the Representatives notice of their intention to make any such filing from the execution of this Agreement to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
(c)Delivery of Registration Statements. The Company and the Operating Partnership have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Company and the Operating Partnership have delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company and the Operating Partnership hereby consent to the use of such copies for purposes permitted by the Securities Act. The Company and the Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Continued Compliance with Securities Laws. The Company and the Operating Partnership will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company and the Operating Partnership will promptly prepare and file with the Commission, subject to Section 6(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company and the Operating Partnership will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Shares) and the Company and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Operating Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)Blue Sky Qualifications. The Company and the Operating Partnership will use their commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company and the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

The Company and the Operating Partnership will also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as the Underwriters may reasonably request.
(g)Rule 158. The Company and the Operating Partnership will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(h)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”
(i)Restriction on Sale of Securities. The Company also covenants with each Underwriter that, without the prior written consent of the Representatives identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock other than a Form S-8 with respect to the Company's 2009 Long-Term Equity Incentive Plan. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or are disclosed in the General Disclosure Package and the Prospectus, (C) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 30 day restricted period, (D) the issuance of Common Stock or cash upon the redemption of units of limited partnership interest in the Operating Partnership, (E) the issuance of up to 500,000 units in the Operating Partnership in connection with property acquisitions, (F) the grant of options or the issuance of Common Stock to employees, officers, directors, advisors or consultants pursuant to any employee benefit plan disclosed in the General Disclosure Package and the Prospectus or (G) the issuance of Common Stock pursuant to the Company's existing dividend reinvestment plan.
(j)Reporting Requirements. The Company and the Operating Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
(k)Issuer Free Writing Prospectuses. Each of the Company and the Operating Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Operating Partnership and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company, the Operating Partnership and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Operating Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(l)REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interest of the Company to qualify as a REIT.

(m)Expenses. The Company and the Operating Partnership jointly and severally agree, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the fees and disbursements of the Company's and the Operating Partnership's counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 6(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) any transfer or other similar taxes payable on the transfer and delivery of the Shares to the Underwriters, (viii) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (ix) all costs and expenses incident to listing the Shares on the NYSE, (x) the cost of printing certificates representing the Shares, (xi) the costs and charges of any transfer agent, registrar or depositary, (xii) the costs and expenses of the Company and the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the Company's and the Operating Partnership's preparation or dissemination of any electronic road show, expenses associated with the Company's and the Operating Partnership's production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and the Operating Partnership, travel and lodging expenses of the representatives and officers of the Company and the Operating Partnership and any such consultants, and the cost of any aircraft and other transportation chartered by the Company or the Operating Partnership in connection with the road show, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 7 and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.
7.Indemnity and Contribution.
(a)The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its agents, officers and directors, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Operating Partnership in writing by such Underwriter through you expressly for use therein.
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative authorized to appoint counsel under this Section 7(c) set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 7(a), and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)To the extent the indemnification provided for in Section 7(a) or Section 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Operating Partnership, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
8.Termination. The Representatives may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT LLC or the NASDAQ Global Market, (ii) trading of any securities of the Company or the Operating Partnership shall have been suspended on the NYSE, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 8, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.
9.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement on such Closing Date or Option Closing Date (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a)if the number of Defaulted Securities does not exceed 10% of the aggregate number of Shares to be purchased as of such Closing Date or Option Closing Date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
(b)if the number of Defaulted Securities exceeds 10% of the aggregate number of Shares to be purchased as of such Closing Date or Option Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement, the Company and the Operating Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
10.Entire Agreement.
(a)This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Operating Partnership and the Underwriters with respect to the preparation of any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the General Disclosure Package and the purchase and sale of the Shares.
(b)The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
11.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any executed counterpart may be delivered in portable document format (.pdf) or by other electronic means and, when so delivered, shall be legally enforceable in accordance with its terms.
12.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
13.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
14.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company or the Operating Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

HIGHWOODS PROPERTIES, INC.
By:	/s/ Terry L. Stevens
Name:	Terry L. Stevens
Title:	Senior Vice President and Chief Financial Officer

Very truly yours,

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Terry L. Stevens
Name:	Terry L. Stevens
Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

JEFFERIES LLC

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule II hereto.

By:	WELLS FARGO SECURITIES, LLC
By:	/s/ David Herman
Name:	David Herman
Title:	Director

By:	JEFFERIES LLC
By:	/s/ Ashley L. Delp
Name:	Ashley Delp
Title:	Managing Director

SCHEDULE I

Representatives:
Representatives authorized to release lock-up under Section 6:	Wells Fargo Securities, LLC Jefferies LLC
Representative authorized to appoint counsel under Section 7(c):	Wells Fargo Securities, LLC
Underwriters:	Wells Fargo Securities, LLC Jefferies LLC
Registration Statement File No.:	333-172134
General Disclosure Package:	1.	Basic Prospectus dated February 9, 2011
	2.	the Preliminary Prospectus Supplement dated August 7, 2013 relating to the Shares
	3.	for each purchaser, the price paid by such purchaser to the Underwriters
	4.	the number of Shares purchased by the Underwriters
Lock-up Restricted Period:	30 days following the date of this Agreement
Title of Shares to be purchased:	Common Stock, $.01 Par Value
Number of Firm Shares:	3,750,000
Number of Additional Shares:	562,500
Purchase Price:
$35.039 per share; provided that the purchase price per share for any Additional Shares purchased upon the exercise of the option to purchase Additional Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares

Price to the Public:	Variable
Closing Date and Time:	August 13, 2013 10:00 A.M.
Closing Location:	Hunton & Williams LLP One Bank of America Plaza, Suite 1400 421 Fayetteville Street Raleigh, North Carolina 27601

I-1

Address for Notices to Underwriters:
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Fax No.: (212) 214-5914
Attention: Equity Syndicate Department,
With a copy to: Special Equities Desk
Fax. No.: (212) 214-8918
Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attention: General Counsel
Fax. No.: (646) 619-4437

Address for Notices to the Company or the Operating Partnership:	Highwoods Properties, Inc. 3100 Smoketree Court, Suite 600 Raleigh, North Carolina 27604 Fax. No.: (919) 876-6929 Attention: Jeffrey Miller, Esq.

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SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Wells Fargo Securities, LLC	1,875,000
Jefferies LLC	1,875,000
Total:	3,750,000

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SCHEDULE III
ISSUER GENERAL USE FREE WRITING PROSPECTUS
None

III-1

EXHIBIT A
[FORM OF LOCK-UP LETTER]
August [__], 2013
WELLS FARGO SECURITIES, LLC
JEFFERIES LLC
As Representatives of the Several Underwriters

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Jefferies LLC
520 Madison Avenue
New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Wells Fargo Securities, LLC and Jefferies LCC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Highwoods Properties, Inc., a Maryland corporation (the “Company”) and Highwoods Realty Limited Partnership, a North Carolina limited partnership, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement, including the Representatives (the “Underwriters”), of up to 4,312,500 shares (the “Shares”) of the Common Stock, $.01 par value, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock‑up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's

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transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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